AMENDMENT

TO MANAGEMENT CONSULTING AND TECHNOLOGY LICENSE AGREEMENT

This AMENDMENT TO MANAGEMENT CONSULTING AND TECHNOLOGY LICENSE AGREEMENT (this “Amendment”) is made and entered into as of April 23, 2014 by Adaptive Medias, Inc. (“Consultant”) and OneScreen, Inc. (“ONESCREEN”).

WHEREAS, the parties hereto wish to amend the Management Consulting and Technology License Agreement, dated February 12, 2014, but effective as of December 1, 2013, among the parties hereto (the “Original Agreement”) on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the parties hereto intending to be legally bound hereby agree as follows:

1.                  Section 9. Section 9 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“9. Fees. ONESCREEN shall pay to Consultant the greater of (i) eighty percent (80%) of all monthly Net Revenue of ONESCREEN or (ii) $50,000/month during the term of this Agreement, payable on a monthly basis on or before January 31, 2014, February 28, 2014, March 31, 2014, and April 30, 2014 (and in the event of any extension of the term of this Agreement, on the last business day of any calendar month thereafter). “Net Revenues” shall mean gross revenues collected by ONESCREEN, less expenses related to (i) server infrastructure and hosting costs, (ii) traffic acquisition, and/or (iii) publisher revenue share.”

2.                  Conflicts. Except as expressly set forth in this Amendment, the terms and provisions of the Original Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and the Original Agreement, this Amendment shall control.

3.                  Execution; Governing Law. This Amendment may be executed and delivered in counterpart signature pages executed and delivered via facsimile transmission or via email with scan or email attachment, and any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first written above.

ONESCREEN, INC.

By: /s/ Norman Brodeur____________________

Name: Norman Brodeur

Title: Chief Executive Officer

ADAPTIVE MEDIAS, INC.

By: /s/ Qayed Shareef______________________

Name: Qayed Shareef

Title: Chief Executive Officer